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                                                                   Exhibit B(10)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 22, 2002 accompanying the consolidated financial statements of The Manufactures Life Insurance Company (U.S.A.) which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement No. 333-70728 and 333-70730 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.)


                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 6, 2002


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 15, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A [renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account H effective January 1, 2002] which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-70728 and 333-70730) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H

                                                  /s/ Ernst & Young LLP

Boston, Massachusetts
September 6, 2002